Exhibit 1.A.(8)(b)(xxix)

AMENDMENT NO. 5
PARTICIPATION AGREEMENT

     The Participation Agreement (the "Agreement"), dated December 3, 1997, by and among AIM Variable Insurance Funds, (formerly AIM Variable Insurance Funds, Inc.), a Delaware trust, Security Life of Denver Insurance Company, a Colorado life Insurance company and ING America Equities, Inc., a Colorado corporation, is hereby amended as follows:

     Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

SCHEDULE A

FUNDS AVAILABLE UNDER THE POLICIES	SEPARATE ACCOUNTS UTILIZING THE FUNDS	CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS
AIM V.I. Government Securities Fund	Separate Account Al	THE EXCHEQUER VARIABLE ANNUITY
AIM V.I. Capital Appreciation Fund AIM V.I. Government Securities Fund	Separate Account Ll
  FIRSTLINE VARIABLE UNIVERSAL LIFE
  FIRSTLINE II VARIABLE UNIVERSAL LIFE
  STRATEGIC ADVANTAGE VARIABLE UNIVERSAL LIFE
  STRATEGIC ADVANTAGE II VARIABLE
  UNIVERSAL LIFE
  VARIABLE SURVIVORSHIP UNIVERSAL LIFE
  CORPORATE BENEFITS VARIABLE UNIVERSAL LIFE
  ESTATE DESIGNER VARIABLE UNIVERSAL LIFE
  STRATEGIC BENEFIT VARIABLE UNIVERSAL LIFE
  ASSET PORTFOLIO MANAGER VARIABLE UNIVERSAL LIFE

     All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective Date: 12-28-00

AIM VARIABLE INSURANCE FUNDS, INC.

Attest:	/s/ Nancy L. Martin	By:	/s/ Robert H. Graham
Name:	Nancy L. Martin	Name:	Robert H. Graham
Title:	Assistant Secretary	Title:	President

(SEAL)

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SECURITY LIFE OF DENVER INSURANCE COMPANY

Attest:	/s/ Eric G. Banta	By:	/s/ Gary W. Waggoner

Name:	Eric G. Banta	Name:	Gary W. Waggoner

Title:	Assistant Secretary	Title:	Vice President

(SEAL)

ING AMERICA EQUITIES, INC.

Attest:	/s/ Eric G. Banta	By:	/s/ James L. Livingston, Jr.

Name:	Eric G. Banta	Name:	James L. Livingston, Jr.

Title:	Assistant Secretary	Title:	President

(SEAL)

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